                                                                    EXHIBIT 11.1

                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1995          1994          1993
                                                          -----------   -----------   -----------
PRIMARY
Weighted average shares outstanding.....................   24,429,243    24,237,125    21,837,319
Net effect of diluting stock options....................      253,630        78,287        35,722
                                                          -----------   -----------   -----------
          Total.........................................   24,682,873    24,315,412    21,873,041
                                                          ===========   ===========   ===========
Net income before extraordinary loss....................  $33,427,505   $18,819,507   $13,987,733
Extraordinary loss......................................                               (1,113,486)
                                                          -----------   -----------   -----------
Net Income..............................................  $33,427,505   $18,819,507   $12,874,247
                                                          ===========   ===========   ===========
Net income per share before extraordinary loss..........  $      1.35   $      0.77   $      0.64
Extraordinary loss per share............................                                    (0.05)
                                                          -----------   -----------   -----------
Net income per share....................................  $      1.35   $      0.77   $      0.59
                                                          ===========   ===========   ===========
FULLY DILUTED
Weighted average shares outstanding.....................   24,429,243    24,237,125    21,837,319
Net effect of diluting stock options....................      296,640        78,287        78,462
                                                          -----------   -----------   -----------
          Total.........................................   24,725,883    24,315,412    21,915,781
                                                          ===========   ===========   ===========
Net income before extraordinary loss....................  $33,427,505   $18,819,507   $13,987,733
Extraordinary loss......................................                               (1,113,486)
                                                          -----------   -----------   -----------
Net income..............................................  $33,427,505   $18,819,507   $12,874,247
                                                          ===========   ===========   ===========
Net income per share before extraordinary loss..........  $      1.35   $      0.77   $      0.64
Extraordinary loss per share............................                                    (0.05)
                                                          -----------   -----------   -----------
Net income per share....................................  $      1.35   $      0.77   $      0.59
                                                          ===========   ===========   ===========

                                      F-32